EXHIBIT 10.3
ATS MEDICAL, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     ATS Medical, Inc. (the “Company”) has adopted the ATS Medical, Inc. 2000 Stock Incentive Plan (the “Plan”) which permits the issuance of stock options for the purchase of shares of common stock, $.01 par value, of the Company (the “Common Stock”), and the Company has taken all necessary actions to grant this Option to you (the “Optionee”) pursuant and subject to the terms of the Plan, as follows:
     1. Grant of Option. The Company grants as of the date of this agreement, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate number of shares of Common Stock (the “Shares”) at the price per share provided pursuant to the Notice of Grant of Stock Options and Option Agreement (the “Notice”), which constitutes the first page of this agreement, and on the terms and conditions set forth herein and in the Plan. It is understood and agreed that the Option price is not less than the per share fair market value of such Shares on the date this Option was granted. The Company intends that this Option shall not be an incentive stock option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). A copy of the Plan will be furnished upon request of the Optionee.
     2. Termination of Option and Vesting of Option Rights.
     (a) This Option shall in all events terminate at the close of business on the date of expiration contained in the Notice (the “Termination Date”) or such shorter period as is prescribed herein. The Option may be exercised during the Option period only as described in the vesting schedule contained in the Notice.
     (b) During the lifetime of the Optionee, this Option shall be exercisable only by Optionee (except as otherwise provided in Section 3(c)) and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.
     3. Exercise of Option after Death or Termination of Employment. This Option shall terminate and may no longer be exercised if the Optionee ceases to be employed by the Company or its subsidiaries, if any, except that:
     (a) In the event that the Optionee shall cease to be employed by the Company or its subsidiaries, if any, for the reason other than the Optionee’s gross and willful misconduct or death or disability, the Optionee shall have the right to exercise this Option at any time within three months after such termination of employment to the extent of the full number of Shares the Optionee was entitled to purchase under this Option on the date of termination.
     (b) In the event that the Optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of the Optionee’s gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, this Option shall be terminated as of the date of the misconduct.
     (c) In the event that the Optionee shall die while in the employ of the Company or any subsidiary, if any, or within three months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or a subsidiary, if any, and the Optionee shall not have fully exercised this Option, this Option may be exercised at any time within twelve months after the Optionee’s death or disability by the Optionee, the personal representatives, administrators, or, if applicable, guardian of the Optionee or by any person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares the Optionee was entitled to purchase under this Option on the date of death, disability or termination of employment, if earlier.
     (d) Notwithstanding the above, in no case may this Option be exercised to any extent by anyone after the Termination Date.
     4. Method of Exercise of Option. Subject to the foregoing, this Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made by certified or bank cashier’s check payable to the Company, or by tender of shares of the Company’s Common Stock, previously owned by the Optionee, having a fair market value on the date of exercise equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price.
     5. Miscellaneous.
     (a) Plan Provisions Control. In the event that any provision of this agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.
     (b) No Rights of Shareholders. Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of the Optionee, Optionee’s legal representative or permissible assignee, as applicable.
     (c) No Right to Employment. This agreement shall not confer on the Optionee any right with respect to continuance of employment with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time.
     (d) Governing Law. The validity, construction and effect of the Plan and this agreement, and any rules and regulations relating to the Plan and this agreement, shall be determined in accordance with the laws of the State of Minnesota.
     (e) Severability. If any provision of this agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this agreement, such provision shall be stricken as to such jurisdiction or this agreement, and the remainder of this agreement shall remain in full force and effect.
     (f) No Trust or Fund Created. Neither the Plan nor this agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and the Optionee or any other person.
     (g) Headings. Headings are given to the sections and subsections of this agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this agreement or any provision thereof.
     (h) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of the NASDAQ Global Market or any other applicable stock exchange and the Minnesota Business Corporation Act. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
     (i) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Optionee.
     (j) Consultation With Professional Tax and Investment Advisors. The Optionee acknowledges that the grant, exercise, vesting or any payment with respect to this Option, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws. The Optionee further acknowledges that such Optionee is relying solely and exclusively on the Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the Optionee understands and agrees that any and all tax consequences resulting from this Option and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

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